THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE DEBENTURE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                            THE NEPTUNE SOCIETY, INC.

No. 001                                                              US $_______



                 13.75% CONVERTIBLE DEBENTURE DUE MARCH 31, 2004



     THIS DEBENTURE is issued by The Neptune Society, Inc., a corporation organized and existing under the laws of the State of Florida (the "Company") and is designated as its 13.75% CONVERTIBLE DEBENTURE DUE MARCH 31, 2004 ("Debenture").

     FOR VALUE RECEIVED, the Company promises to pay to __________ or its permitted assigns (the "Holder"), the principal sum of _______ Dollars and 00/100 (US$__________) on March 31, 2004 (the "Maturity Date"), and to pay interest thereon, as provided herein.


     This Debenture is subject to the following additional provisions:


     1. Interest. This Debenture shall bear interest on the unpaid principal amount hereof ("Interest") from the Issue Date at an annual rate of thirteen and three-quarter percent (13.75%), computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed, payable monthly in arrears on the fifth business day of each month beginning May 1, 2002. Interest shall be paid by check, or completion of such wire transfer, to the person who is the registered holder of this Debenture as of the last business day of the month for which Interest is remitted and addressed to such holder at the last address of such holder provided to the Company.

     2. Mandatory Conversion. The Company will pay the principal of and any accrued but unpaid interest due under this Debenture on the Maturity Date, by issuing the Holder shares of the Company's common stock, $0.008 par value per share ("Common Shares"), in an amount equal to the Interest due divided by US$1.20 per Common Share, subject to adjustments as set forth in Section 7 (the "Conversion Price"), to the person who is the registered holder of this Debenture as of the fifth day prior to the Maturity Date and addressed to such holder at the last address of such holder provided to the Company. Provided however, in no event shall the Company be required to issue Common Shares if such issuance would conflict with or result in a violation of or a default under
(a) the articles of incorporation or bylaws of the Company, (b) any contract, agreement or other instrument that the Company was a party to as of the March 31, 2002, or (c) applicable law, in which case, the Company, at its sole election, may pay all of the remaining principal and accrued interest remaining under the Convertible Debenture (i) in cash or (ii) a portion of the remaining principal balance and accrued interest due under the Convertible Debentures, except as prohibited in under (a), (b) or (c) above, by issuing Common Shares at the Conversion Price, and the balance in cash, payable by check, or completion of such wire transfer. The issuance of such Common Shares and the forwarding of such check or completion of such wire transfer, if applicable, shall constitute full payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such Common Shares and check or wire transfer.

     3. Option Conversion. The Holder of this Debenture is entitled, at its option, to convert at any time after September 30, 2002, the principal amount of this Debenture or any portion thereof into Common Shares of the Company at the Conversion Price for each Common Share, which is initially equal to one dollar and 20/100 (US$1.20) per share, subject to the adjustments set forth in Section 7, below. Provided however, in no event shall the Company be required to issue Common Shares if such issuance would conflict with or result in a violation of or a default under (a) the articles of incorporation or bylaws of the Company,
(b) any contract, agreement or other instrument that the Company was a party to as of the March 31, 2002, or (c) applicable law, in which case, the Company shall provide the Holder with written notice of any conflict or violation arising under (a), (b) or (c) above, within three (3) business days of any notice of conversion and the Company shall issue that number of Common Shares at the Conversion Price as may reasonably be issued without conflict with, violation of or default under (a), (b) or (c) above. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock, herein prescribed. This Debenture is a direct obligation of the Company.

     4. Optional Conversion Notice. (a) Conversion shall be effectuated by surrendering this Debenture to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid in cash, or at the option of the Company, in Common Shares at the Conversion Price, as set forth above on the Conversion Date. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company, with conformation of the same. All Notices of Conversion shall be sent by fax and over-night commercial courier service on the date of such notice to:

                            The Neptune Society, Inc.
                            3500 W. Olive, Suite 1430
                            Burbank, California 91505
                  Attn: Rodney Bagley, Chief Financial Officer

Certificates representing Common Stock upon conversion will be delivered to the Holder within three (3) Trading Days from the date the Notice of Conversion is delivered to the Company. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

     (b) The share certificates shall bear a restrictive legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (i) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR (ii) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE
     SECURITIES LAWS. HEDGING TRANSACTIONS RELATED TO THESE SECURITIES ARE PROHIBITED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

     (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C.ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the -- --- Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.ss.362 in respect of the Holder's conversion privilege.

     5. Prepayment Option. The Company shall have the right at any time to deliver to the Holder a written notice of the Company's intent to redeem the entire outstanding amount of this Debenture at a price equal to 150% of the outstanding principal balance, plus all accrued but unpaid interest on the date of such notice (the "Redemption Price"). The Company shall make the redemption payment to the Holder within ten (10) Trading Days prior to the redemption date set forth in the Company notice of redemption. The Holder shall have the right to convert this Debenture as set forth in Section 3 until the Trading Day prior to the Trading Day set for payment of the Redemption Price. "Trading Day" means any day in which the Company's

Common Shares are quoted for trading on the National Association of Securities Dealer's Over-the-Counter Bulletin Board or the primary market for the Company's Common Shares.

     6. Investment Representations. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's records as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Debenture has been executed and delivered pursuant to the Debenture Purchase Agreement dated as of March __, 2002 between the Company and the original Holder (the "Debenture Purchase Agreement"), and is subject to the terms and conditions of the Debenture Purchase Agreement, including but not limited to registration rights. The terms of the Debenture Purchase Agreement are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Note Conversion Agreement.

     7. Adjustment to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this Section 7:

          (a) If the Company at any time divides the outstanding Common Shares into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Shares are combined into a smaller number of shares, the Conversion Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Share.

          (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to convert and receive upon the basis and upon the terms and conditions specified in this Debenture and in lieu of the Common Shares immediately theretofore acquirable and receivable upon the conversion of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had converted this Debenture and had received such shares of common stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

          (c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Section 3(a) or 3(b), but which should result in an adjustment in the Conversion Price and/or the number of shares subject to this Debenture in order to fairly protect the conversion rights of the Holder, an appropriate adjustment in such conversion rights shall be made by the Company.

          (d) Upon each adjustment of the Conversion Price, the Holder shall thereafter be entitled to purchase, at the Conversion Price resulting from such adjustment, the number of shares obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

          (e) Upon any adjustment of the Conversion Price, the Company shall give written notice thereof to the Holder stating the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Debenture, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     8. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the Southern District of New York or the state courts of the State of New York sitting in New York, New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     9. The following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal and interest on this Debenture and same shall continue for a period of three (3) days; or

          b. Any of the representations or warranties made by the Company herein or in the Debenture Purchase Agreement executed and delivered in connection with the delivery of this Debenture shall be false or misleading in any material respect at the time made; or

          c. The Company fails to issue Common Shares to the Holder or to cause its Transfer Agent to issue Common Shares upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for Common Shares issued to the Holder upon conversion of this Debenture as and when required by this Debenture, and such transfer is otherwise lawful, and any such failure shall continue uncured for five (5) business days after written notice from the Holder of such failure; or

          d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under the Note Conversion Agreement or this Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter;  or

          h. Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     10. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     11. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                If to the Company:

                The Neptune Society, Inc.
                3500 W. Olive, Suite 1430
                Burbank, California 91505
                Attn: Rodney Bagley, Chief Financial Officer

                with a copy to:

                Dorsey & Whitney LLP
                US Bank Building Center
                1420 5th Avenue - Suite 400
                Seattle, WA 98101
                Attn: Randal R. Jones
                Tel: (206) 903-8814
                Fax: (206) 903-8820

and if to the Holder, at such address as the Holder shall have furnished the Corporation in writing.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized.


Dated: March __, 2002

                                    The Neptune Society, Inc.


                                    By:______________________________________
                                       Name: Marco Markin
                                       Title:  Chief Executive Officer


Attest:



________________________

                                    EXHIBIT A

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)

     The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock ("Common Shares") of The Neptune Society, Inc. (the "Company") according to the conditions hereof, as of the date written below.

In connection with the exercise, the undersigned (the "Holder") covenants, represents and warrants to the Company that:

     1. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares and it is able to bear the economic risk of loss of its entire investment;

     2. the Company has provided to Holder the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and Holder has had access to such information concerning the Company as Holder has considered necessary or appropriate in connection with Holder's investment decision to acquire the Common Shares;

     3. Holder is acquiring the Common Shares for Holder's own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

     4. unless otherwise notified by the Company in writing, Holder understands that the Common Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements;

     5. the Holder is not a "U.S. Person," as such term is defined by Rule 902 of Regulation S under the Act (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

     6. the Holder was outside the United States at the time of execution and delivery of this Notice of Conversion;

     7. no offers to convert the Convertible Debentures were made by any person to the Holder while the Holder was in the United States;

     8. the Common Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

     9. the Holder agrees not to engage in hedging transactions with regard to the Common Shares unless in compliance with the Securities Act; and

     10. the Holder acknowledges and agrees with the Company that the Company shall refuse to register any transfer of the Common Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act

     11. if Holder decides to offer, sell or otherwise transfer any of the Common Shares, Holder will not offer, sell or otherwise transfer any of such Common Shares directly or indirectly, unless:

          (i)  the sale is to the Company;

          (ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

          (iii)the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

          (iv) the Common Shares are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and Holder has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

     7. the certificates representing the Common Shares will bear a legend stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; and

     8. Holder consents to the Company making an appropriate notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

Dated this ______ day of __________________, 20 ____.


                                            ----------------------------------
                                            (Name of Holder - please print)

                                            By: ______________________________
                                                (Authorized Signature)

                                            ----------------------------------
                                            (Official Capacity or Title -
                                            please print)

                                            ----------------------------------
                                            (Please print name of individual
                                            whose signature appears above if
                                            different than the name of the
                                            Subscriber printed above)


Number of Shares Issuable
upon this conversion:
                     --------------------------------------------------

Name:
       --------------------------------------------------------

Address:
         --------------------------------------------------------------

Phone:                              Facsimile:
      ---------------------                   -------------------------